Exhibit 10.23

AMENDMENT NO. 4

TO

CREDIT AGREEMENT

THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT (this “Amendment”), dated as of June 25, 2010, is made by and among GLOBAL POWER EQUIPMENT GROUP INC., a corporation formed under the laws of Delaware (the “Company” or the “Borrower”), the other Credit Parties party hereto, the Lenders party hereto, MORGAN STANLEY SENIOR FUNDING, INC., a corporation formed under the laws of Delaware, as administrative agent for the Lenders (in such capacity, together with its successors and assigns, if any, the “Administrative Agent”) and revolving agent for the Revolving Lenders (in such capacity, together with its successors and assigns, if any, the “Revolving Agent”), MORGAN STANLEY & CO. INCORPORATED, a corporation formed under the laws of Delaware, as collateral agent for the Secured Parties (in such capacity, together with its successors and assigns, if any, the “Collateral Agent”), and GENERAL ELECTRIC CAPITAL CORPORATION, a corporation formed under the laws of Delaware, as documentation agent (in such capacity, the “Documentation Agent”, together with the Administrative Agent, the Collateral Agent, and the Revolving Agent, the “Agents”).

WHEREAS, the Borrower, the other Credit Parties party thereto, the Lenders party thereto and the Agents are parties to that certain Credit Agreement, dated as of January 22, 2008 and as amended on April 24, 2008, July 30, 2008 and December 31, 2009 (as it may be further amended, supplemented or otherwise modified, the “Credit Agreement”), pursuant to which the Lenders and the Agents provide the Borrower with certain financial accommodations; and

WHEREAS, the Credit Agreement shall be amended as set forth herein on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

(a) All capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.

2. Amendment to Credit Agreement. The Credit Agreement is hereby amended as follows:

(a) Section 8.03 is hereby amended by (i) deleting the “and” at the end of clause (l) thereof, (ii) deleting the period at the end of clause (m) thereof and replacing it with “; and” and (iii) inserting a new clause (n) at the end thereof that shall read as follows:

(n) Indebtedness of the Company incurred for the purpose of making cash payments in lieu of fractional shares in connection with a Permitted Reverse Stock Split in an aggregate amount not to exceed $150,000.

(b) Section 8.06 is hereby deleted and replaced in its entirety with the following:

Section 8.06. Restricted Payments. It shall not and shall not permit any of its Subsidiaries to, directly or indirectly declare or make any Restricted Payment or incur any obligation contingent or otherwise to do so; provided that (a) any Credit Party may make Restricted Payments to any other Credit Party, (b) any Subsidiary that is not a Credit Party may make Restricted Payments to any Credit Party, (c) any Subsidiary that is not a Credit Party may make Restricted Payments to any wholly owned Subsidiary of any Credit Party, (d) the Company may redeem, repurchase or otherwise acquire for value outstanding Capital Stock of the Company (or options or warrants to purchase the Company’s Capital Stock) following the death, disability or termination of employment of officers, directors or employees of the Company or any of its Subsidiaries so long as such redemption, repurchase or acquisition would not result in a Default or Event of Default and (e) the Company may, in connection with a Permitted Reverse Stock Split and in an aggregate amount not to exceed $150,000, redeem, repurchase or otherwise acquire for value outstanding Capital Stock of the Company or make cash payments in connection with the outstanding Capital Stock of the Company to avoid the occurrence of fractional shares.

(c) Section 8.15 is hereby deleted and replaced in its entirety with the following:

Section 8.15. Limitation on Issuance of Capital Stock. It shall not, and it shall not permit any of its Subsidiaries to, issue or sell or enter into any agreement or arrangement for the issuance and sale of any shares of its Capital Stock, any Securities convertible into or exchangeable for its Capital Stock or any warrants, options or other rights for the purchase or acquisition of any of its Capital Stock, other than (a) in connection with the plans set forth on Schedule 8.15; (b) the issuance of Capital Stock of any Subsidiary to any Credit Party (so long as such Capital Stock is pledged and delivered to the Collateral Agent within ten (10) days of the issuance thereof in accordance with the terms of the Security Agreement); (c) the issuance of Capital Stock by any Subsidiary of directors’ qualifying shares; (d) the issuance of Capital Stock by the Company so long as any such issuance does not constitute a Change of Control; or (e) the issuance of Capital Stock by the Company in connection with a Permitted Reverse Stock Split.

(d) Section 14.01 is hereby amended to add the following defined term in its appropriate alphabetical order:

“Permitted Reverse Stock Split” means an exchange and combination of outstanding Capital Stock of the Company, that is effected no later than April 22, 2011, in which the number of outstanding shares of Capital Stock of the Company is reduced and the proportionate equity interests of each Person holding such Capital Stock remain unchanged (disregarding any changes in proportionate equity interests resulting from payments made by the Company in respect of fractional shares) and that is otherwise in compliance with this Agreement.

3. Representations and Warranties. Each Credit Party signatory hereto hereby represents and warrants as follows:

(a) This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of such Credit Party and are enforceable against such Credit Party in accordance with their respective terms;

(b) Such Credit Party has all requisite entity and legal power and authority to execute and deliver this Amendment;

(c) The officers executing this Amendment have been duly authorized to execute and deliver the same and bind such Credit Party with respect to the provisions hereof;

(d) The execution and delivery of this Amendment by such Credit Party and the performance and observance by such Credit Party of the provisions hereof do not violate or conflict with the organizational documents of such Credit Party or any law applicable to such Credit Party or result in a breach of any provisions of or constitute a default under any other agreement, instrument or document binding upon or enforceable against such Credit Party; and

(e) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment.

4. Effect on the Credit Agreement.

(a) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith including each of the Loan Documents, shall remain in full force and effect, and are hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or any Agent, or constitute a waiver of any provision of the Credit Agreement, any other Loan Document or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

5. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be construed in accordance with and governed by the law of the State of New York, without regard to principles of conflicts of law (other than Section 5-1401 of the General Obligations Law of the State of New York).

6. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

7. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument; provided no party shall be bound unless and until the parties hereto have each signed a counterpart hereof. Facsimile transmissions or electronic transmission by portable document format (PDF) of any executed original documents and/or retransmission of any executed facsimile or electronic transmission shall be deemed to be the same as the delivery of an executed original. At the written request of any party hereto, the other parties hereto shall confirm facsimile or electronic transmissions by executing duplicate original documents and delivering the same to the requesting party or parties.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the day and year first above written.

GLOBAL POWER EQUIPMENT GROUP INC., a Delaware corporation, as Borrower

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	President and Chief Executive Officer

DELTAK CONSTRUCTION SERVICES, INC., a Wisconsin corporation, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Director

DELTAK, L.L.C., A Delaware limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Director

BRADEN CONSTRUCTION SERVICES, INC., A Delaware corporation, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Director

BRADEN MANUFACTURING, L.L.C., A Delaware limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Director

GLOBAL POWER PROFESSIONAL SERVICES, L.L.C., A Delaware limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Manager

WILLIAMS INDUSTRIAL SERVICES GROUP, L.L.C., a Delaware limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Manager

WILLIAMS INDUSTRIAL SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:	/s/ David Willis
Name:	David Willis
Title:	Manager

WILLIAMS SPECIALTY SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Manager

WILLIAMS PLANT SERVICES, LLC, a Georgia limited liability company, as a Guarantor

By:	/s/ David L. Keller
Name:	David L. Keller
Title:	Manager

MORGAN STANLEY SENIOR FUNDING, INC., as Administrative Agent, Revolving Agent, and Lender

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Vice President

MORGAN STANLEY & CO. INCORPORATED, as Collateral Agent

By:	/s/ Stephen B. King
Name:	Stephen B. King
Title:	Executive Director